Exhibit 99.1
Burke & Herbert Financial Services Corp. Completes Merger with LINKBANCORP, Inc.
May 1, 2026
ALEXANDRIA, Va. May 1, 2026 /Globe Newswire/ -- Burke & Herbert Financial Services Corp. (“Burke & Herbert”) (Nasdaq: BHRB) today announced the completion of the merger of LINKBANCORP, Inc. ( “LNKB”) with and into Burke & Herbert and the merger of LINKBANK with and into Burke & Herbert Bank & Trust Company, effective May 1, 2026.
About Burke & Herbert Financial Services Corp.
Burke & Herbert Financial Services Corp. is the financial holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington, D.C. metropolitan area. With nearly 100 branches across Delaware, Kentucky, Maryland, Pennsylvania, Virginia, and West Virginia, Burke & Herbert Bank & Trust Company offers a full range of business and personal financial solutions designed to meet customers’ banking, borrowing, and investment needs. Learn more at investor.burkeandherbertbank.com.
CONTACT:
Investor Relations
703-666-3555
bhfsir@burkeandherbertbank.com